EX-99Q1(e): Copies of any new or amended Registrant investment advisory contracts

Fee Reduction Commitment dated May 9, 2008 by Northern Trust Investments, N.A. and Northern Trust Global Investments Ltd. is hereby incorporated by reference to Exhibit (d)(35) to Post-Effective Amendment No. 60 filed on July 29, 2008 (Accession No. 0001193125-08-160161).

Fee Reduction Commitment dated May 9, 2008 by Northern Trust Investments, N.A. and Northern Trust Global Advisors, Inc. is hereby incorporated by reference to Exhibit (d)(36) to Post-Effective Amendment No. 60 filed on July 29, 2008 (Accession No. 0001193125-08-160161).

Investment Sub-Advisory Agreement among Northern Trust Global Advisors, Inc., Northern Trust Investments, N.A. and OFI Institutional Asset Management, Inc. dated May 9, 2008 is hereby incorporated by reference to Exhibit (d)(53) to Post-Effective Amendment No. 60 filed on July 29, 2008 (Accession No. 0001193125-08-160161).

Investment Sub-Advisory Agreement among Northern Trust Global Advisors, Inc., Northern Trust Investments, N.A. and Systematic Financial Management, LP dated May 9, 2008 is hereby incorporated by reference to Exhibit (d)(54) to Post-Effective Amendment No. 60 filed on July 29, 2008 (Accession No. 0001193125-08-160161).

Addendum No. 1 to the Amended and Restated Investment Advisory and Ancillary Services Agreement between Northern Funds and Northern Trust Investments, N.A. dated August 8, 2008 is hereby incorporated by reference to Exhibit (d)(25) to Post-Effective Amendment No. 62 filed on September 11, 2008 (Accession No. 0001193125-08-194615).